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                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, Helen Dugand, President of SCI Administrative Services LLC, which is general partner to SCI Management L.P. as administrator of The SCI 401(k) Retirement Savings Plan (the "Plan"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

         This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

         A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.


Date: June 30, 2003                          /s/ Helen Dugand
                                            ------------------------------------
                                            Helen Dugand,
                                            President of SCI Administrative
                                            Services LLC, as general partner
                                            to SCI Management L.P., as
                                            administrator of The SCI 401(k)
                                            Retirement Savings Plan